EXHIBIT 23.2

Capitol City Bancshares, Inc.

562 Lee Street, S.W.

Atlanta, Georgia 30311

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Capital City Bancshares, Inc. on Form S-8 of our report, dated March 5, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia

March 24, 2005